Exhibit 31.2

CERTIFICATIONS UNDER SECTION 302

I, James Nisco, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Lisata Therapeutics, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2026

/s/ James Nisco
Name: James Nisco
Title: Senior Vice President, Finance and Treasury and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)